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                                                               Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-48221 of Nebraska Book Company, Inc. on Form S-4 of our reports dated May 22, 1998 and May 24, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



DELOITTE & TOUCHE LLP
Omaha, Nebraska


June 10, 1998